Exhibit 99.1

Seritage Growth Properties Reports Third Quarter 2015 Operating Results

New York, NY – November 12, 2015 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 266 retail properties totaling over 42 million square feet of gross leasable area, today reported financial and operating results for the period from July 7, 2015 (the date operations commenced) to September 30, 2015.

Third Quarter 2015 Highlights

•	Total net operating income (“Total NOI”) of $42.5 million

•	Funds from Operation (“FFO”) of $4.8 million, or $0.09 per diluted share

•	Normalized FFO of $29.0 million, or $0.52 per diluted share

Financial Summary

The information below is as of September 30, 2015 and includes the Company’s proportional share of its unconsolidated joint ventures (“JVs”):

•	Third-party tenants other than Sears Holdings Corporation (“Sears Holdings”) represented 22.0% of annual base revenue, including all signed leases

•	Base rents across the portfolio averaged $18.95 PSF for signed but not yet opened leases, $11.23 PSF for existing third-party leases and $4.31 PSF for Sears Holdings

•	Total annual NOI is approximately $196.0 million, including all signed leases

“I’m extremely pleased to report our financial and operating results for our first quarter as a public company,” said Benjamin Schall, President and Chief Executive Officer. “We have made great strides since our public listing in attracting an experienced team of industry professionals and building out a fully integrated platform. Based on the robust demand from leading retailers across our portfolio and across the country, we are in the process of actively executing on our initial set of value enhancing redevelopment projects. As we reposition our portfolio at materially higher rents with a diverse tenant base, and unlock the underlying value of our vast land holdings, we expect to create significant value for our shareholders.”

Financial Results

Total NOI, which includes the Company’s proportional share of NOI from 31 properties owned through investments in its unconsolidated JVs, was $42.5 million for the period ended September 30, 2015. On an annual basis, the Company estimates Total NOI of approximately $196.0 million, which includes all signed leases and an adjustment for the July 1 to July 6 period prior to the Company’s formation.

FFO, as calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition, was $4.8 million, or $0.09 per diluted share, for the period ended September 30, 2015. FFO for the period included $20.1 million of acquisition and other up-front costs related to the Company’s formation, as well as a decrease of $2.8 million in the fair value of the interest rate cap related to the Company’s mortgages.

Normalized FFO was $29.0 million, or $0.52 per diluted share, for the period ended September 30, 2015. The Company makes certain adjustments to FFO, which it refers to as Normalized FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity, changes in fair value of interest rate derivatives, amortization of deferred financing costs and other non-recurring and non-cash items. Adjusting for the July 1-6, 2015 period prior to the commencement of the Company’s operations results in Normalized FFO of $31.0 million and Normalized FFO per diluted share of $0.56.

Net loss attributable to common shareholders was $18.3 million, or $0.58 per diluted share, for each of Class A and Class C shareholders, for the period ended September 30, 2015.

Portfolio Update

As of September 30, 2015, the Company’s portfolio included interests in 266 retail properties totaling over 42 million square feet of gross leasable area, including 235 wholly-owned properties and 31 properties owned through investments in unconsolidated JVs. The portfolio was 99.4% occupied at September 30, 2015.

The Company had 15 retenanting and redevelopment projects underway as of September 30, 2015, representing a total investment of $63.6 million. These projects were in various stages of construction when the Company was formed, with approximately $33.6 million remaining to be deployed as of September 30, 2015. Each of the 15 projects is funded by a reserve account that was put in place at the closing of the Company’s formation transactions. Additional redevelopment projects will commence in concert with the execution of new third-party tenant leases, and upon the requisite time period for Sears Holdings to vacate applicable space.

During the period ended September 30, 2015, the Company, including its proportional share of unconsolidated JVs, generated approximately 84.0% of its rental income from Sears Holdings and approximately 16.0% from third-party tenants other than Sears Holdings. On an annual basis, and taking into account all signed leases for the 15 projects underway, rental income attributable to third-party tenants represented approximately 22.0% of total annual rental income as of September 30, 2015.

Balance Sheet and Liquidity

As of September 30, 2015, the Company’s total market capitalization was $3.2 billion. Total market capitalization is calculated as the sum of total debt and the market value of the Company’s outstanding shares of common stock, assuming conversion of operating partnership units.

Total debt to total market capitalization was 35.9% and net debt to Adjusted EBITDA was 5.3x. The Company deducts both unrestricted and restricted cash from total debt when calculating net debt. Reconciliations of net loss attributable to common shareholders to EBITDA, and EBITDA to Adjusted EBITDA, are provided in the tables accompanying this press release.

At September 30, 2015, the Company had $51.5 million of unrestricted cash on hand, as well as restricted cash of $100.3 million, the substantial majority of which is held in lender reserve accounts for operating and capital expenses at the Company’s properties. The Company also has $100 million of investment capital available through an undrawn future funding facility associated with its existing mortgage debt.

Dividend

The Company expects to declare a common dividend prior to the end of 2015 to meet its REIT distribution requirements. The amount and timing of the 2015 dividend, and the Company’s dividend policy for 2016 and beyond, will be at the discretion of the Board of Trustees. The Board of Trustees’ decisions regarding the payment of dividends will depend on many factors, including, but not limited to, maintaining the Company’s REIT tax status and evaluating the Company’s investment opportunities.

Organizational Update

As of September 30, 2015, the Company had completed the formation of its senior management team and added key professionals to the development, construction, leasing, legal and finance & accounting departments. The Company will continue to scale the organization as appropriate and expects the transfer of the remaining support functions provided by Sears Holdings under the Transition Services Agreement to be substantially complete by the end of 2015.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, FFO, Normalized FFO, EBITDA and Adjusted EBITDA.

NOI is defined as income from property operations less property operating expenses. The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level. The Company uses Total NOI, which includes its share of unconsolidated properties and excludes certain GAAP adjustments, to present the Company’s proportional share of NOI excluding certain non-cash items which the Company believes is a helpful supplemental measure of our operating performance.

FFO is a supplemental financial measurement used as a standard in the real estate industry and a widely accepted measure of REIT performance. FFO is calculated in accordance with NAREIT which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate asset. The Company makes certain adjustments to FFO, which it refers to as Normalized FFO, to account for certain non-cash and non-comparable items that it does not believe are representative of ongoing operating results. The Company’s method of calculating FFO and Normalized FFO may be different from methods used by other REITs, and accordingly, may not be comparable to such other REITs.

EBITDA and Adjusted EBITDA are supplemental measures utilized in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the financial evaluation of REITs and as a measure of the Company’s operational performance as they exclude various items that do not relate to or are not indicative of operating performance.

None of Total NOI, FFO, Normalized FFO, EBITDA and Adjusted EBITDA are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed retail REIT with 235 wholly-owned properties and 31 JV properties totaling over 42 million square feet across 49 states and Puerto Rico. Pursuant to a master lease, 224 of the Company’s wholly-owned properties are leased to

Sears Holdings and are operated under either the Sears or Kmart brand. The master lease provides the Company with the right to recapture certain space from Sears Holdings at each property for retenanting or redevelopment purposes. At several properties, third-party tenants under direct leases occupy a portion of leasable space alongside Sears and Kmart, and 11 properties, not subject to the Master Lease, are leased entirely to third parties. The Company also owns 50% interests in 31 properties through JV investments with General Growth Properties, Simon Property Group and Macerich. A substantial majority of the space at the Company’s JV properties is also leased to Sears Holdings under master lease agreements that provide for similar recapture rights as the master lease governing the Company’s wholly-owned properties.

Forward-Looking Statements

This document contains forward-looking statements, which are based on the current beliefs and expectations of management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: competition in the real estate and retail industries; our substantial dependence on Sears Holdings Corporation; Sears Holdings Corporation’s termination and other rights under its master lease with us; risks relating to our recapture and acquisition of properties and redevelopment activities; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our lack of operating history. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in filings with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

SERITAGE GROWTH PROPERTIES

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share amounts)

(Unaudited)

September 30, 2015
ASSETS
Investment in real estate
Land	$840,563
Buildings and improvements	811,537
Accumulated depreciation	(14,535)

1,637,565
Construction in progress	8,874

Net investment in real estate	1,646,439
Investment in unconsolidated joint ventures	429,134
Cash and cash equivalents	51,508
Restricted cash	100,294
Tenant and other receivables, net	4,585
Lease intangible assets, net	597,531
Prepaid expenses, deferred expenses and other assets, net	10,086

Total assets	$2,839,577

LIABILITIES AND EQUITY
Liabilities
Mortgage loans payable, net	$1,141,089
Accounts payable, accrued expenses and other liabilities	93,668

Total liabilities	$1,234,757

Commitments and contingencies
Shareholders’ Equity
Class A shares $0.01 par value; 100,000,000 shares authorized; 24,932,848 shares outstanding	249
Class B shares $0.01 par value; 5,000,000 shares authorized; 1,589,020 shares outstanding	16
Class C shares $0.01 par value; 50,000,000 shares authorized; 6,658,185 shares outstanding	67
Additional paid-in capital	924,350
Accumulated deficit	(18,301)

Total shareholders’ equity	906,381
Non-controlling interests	698,439

Total equity	1,604,820

Total liabilities and equity	$2,839,577

SERITAGE GROWTH PROPERTIES

CONSOLIDATED STATEMENT OF INCOME

(In thousands, except per share amounts)

(Unaudited)

July 7, 2015 (date operations commenced) to September 30, 2015
REVENUE
Rental income	$41,389
Tenant reimbursements	12,674

Total revenue	54,063

EXPENSES
Property operating	2,815
Real estate taxes	10,741
Depreciation and amortization	32,935
General and administrative	5,782
Acquisition-related expenses	18,340

Total expenses	70,613

Operating loss	(16,550)
Equity in income of unconsolidated joint ventures	2,720
Interest income	38
Interest expense	(14,796)
Change in fair value of interest rate cap	(2,814)

Loss before income taxes	(31,402)
Provision for income and other taxes	(451)

Net loss	(31,853)
Net loss attributable to non-controlling interests	13,552

Net loss attributable to common shareholders	$(18,301)

Net loss per share attributable to Class A and Class C common shareholders - Basic (1)	$(0.58)

Net loss per share attributable to Class A and Class C common shareholders - Diluted (1)(2)	$(0.58)

Weighted average Class A and Class C common shares outstanding - Basic (1)	31,384

Weighted average Class A and Class C common shares outstanding - Diluted (1)(2)	31,384

(1)	Earnings per share is not presented for Class B shareholders as they do not have economic rights.
(2)	Restricted stock awards are excluded from the computation of Class A diluted loss per share because their inclusion would have an anti-dilutive effect. There are no securities that would have a dilutive effect on Class C loss per share.

Reconciliation of Net Loss to FFO and Normalized FFO

The following table reflects the reconciliation of FFO and Normalized FFO to net loss for the period ended September 30, 2015 (in thousands):

July 7, 2015 (date operations commenced) to September 30, 2015
FUNDS FROM OPERATIONS
Net loss	$(31,853)
Adjustments:
Real estate depreciation and amortization (consolidated properties)	32,935
Real estate depreciation and amortization (unconsolidated joint ventures)	3,688

FFO attributable to Seritage Growth Properties	$4,770

FFO per diluted common share and unit	$0.09

NORMALIZED FUNDS FROM OPERATIONS
Funds from Operations	$4,770
Adjustments:
Change in fair value of interest rate cap	2,814
Amortization of deferred financing costs	1,324
Acquisition related expenses	18,340
Up-front hiring and personnel costs	1,795

Normalized FFO attributable to Seritage Growth Properties (1)	$29,043

Normalized FFO per diluted common share and unit (1)	$0.52

WEIGHTED AVERAGE COMMON SHARES AND UNITS
Weighted average common shares outstanding	31,384
Weighted average OP Units outstanding	24,176

Weighted average common shares and units outstanding	55,560

(1)	Adjusting for the July 1-6, 2015 period prior to the commencement of the Company’s operations would result in Normalized FFO of $30,973 and Normalized FFO per diluted share and unit of $0.56.

Reconciliation of GAAP Operating Loss to Total NOI

The following table reflects the reconciliation of Total NOI to GAAP operating loss for the period ended September 30, 2015 (in thousands):

July 7, 2015 (date operations commenced) to September 30, 2015
TOTAL NET OPERATING INCOME
GAAP operating loss	$(16,550)
Depreciation and amortization	32,935
General and administrative	5,782
Acquisition related expenses	18,340
NOI of unconsolidated joint ventures	6,286

Total NOI before certain non-cash adjustments	46,793

Straight-line rent adjustment	(4,124)
Above/below market rental income/expense	(207)

Total NOI	$42,462

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

The following table reflects the reconciliation of EBITDA and Adjusted EBITDA to net loss for the period ended September 30, 2015 (in thousands):

July 7, 2015 (date operations commenced) to September 30, 2015
EBITDA
Net loss	$(31,853)
Depreciation and amortization	32,935
Depreciation and amortization (unconsolidated joint ventures)	3,688
Interest expense	14,796
Provision for income and other taxes	451

EBITDA	$20,017

ADJUSTED EBITDA
EBITDA	$20,017
Change in fair value of interest rate cap	2,814
Amortization of deferred financing costs	1,324
Acquisition related expenses	18,340
Up-front hiring and personnel costs	1,795

Adjusted EBITDA (1)	$44,290

(1)	Adjusting for the July 1-6, 2015 period prior to the commencement of the Company’s operations results in Adjusted EBITDA of $47,252.